WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 5 Financial Statements for the nine months ended September 30, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                       3,806,917
<SECURITIES>                                         0
<RECEIVABLES>                                   77,437<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,459,186
<PP&E>                                      75,655,610<F2>
<DEPRECIATION>                            (47,984,803)<F3>
<TOTAL-ASSETS>                              34,014,347
<CURRENT-LIABILITIES>                        3,531,360
<BONDS>                                     41,387,023<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                  (10,904,036)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                34,014,347
<SALES>                                              0
<TOTAL-REVENUES>                            11,763,548<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,965,979<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           2,223,525
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,574,044<F8>
<EPS-BASIC>                                        0<F8>
<EPS-DILUTED>                                        0<F8>


<F1> Includes all receivables grouped in "prepaid expenses and other assets"
     on the Balance Sheet.
<F2> Multi-family complexes of $75,090,238 and deferred expenses of $565,372.
<F3> Accumulated depreciation of $47,876,135 and accumulated amortization of deferred expenses of $108,668.
<F4> Represents mortgage notes payable.
<F5> Represents total deficit of the General Partners and Limited Partners of
     ($413,065)and ($10,490,971), respectively.
<F6> Includes all revenue of the Partnership.
<F7> Includes operating expenses of $4,021,923 real estate taxes of $1,334,783 and depreciation and amortization of $2,609,273.
<F8> Net income allocated $15,740 to the General Partners and $1,558,304 to the Limited Partners. Average net income per Unit of Limited Partners interest is $41.59 on 35,200 Units outstanding.

